NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
November 3, 2015

RECORD THIRD QUARTER 2015 OPERATING RESULTS AND 2016 FFO GUIDANCE ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, November 3, 2015 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter and nine months ended September 30, 2015. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO, Recurring FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(in thousands, except per share data)
Revenues	$123,143	$109,856	$356,537	$319,532

Net earnings available to common stockholders	$46,339	$39,081	$128,789	$110,268
Net earnings per common share	$0.34	$0.31	$0.96	$0.89

FFO available to common stockholders	$77,940	$65,369	$221,873	$188,700
FFO per common share	$0.58	$0.52	$1.66	$1.53

Recurring FFO available to common stockholders	$77,993	$65,390	$222,510	$188,956
Recurring FFO per common share	$0.58	$0.52	$1.67	$1.53

AFFO available to common stockholders	$79,516	$66,644	$226,819	$192,072
AFFO per common share	$0.59	$0.53	$1.70	$1.56

Third Quarter 2015 Highlights:

•	FFO per share and Recurring FFO per share increased 11.5% over prior year results

•	AFFO per share increased 11.3% over prior year results

•	Portfolio occupancy was 99.1% at September 30, 2015, as compared to 98.8% at June 30, 2015 and March 31, 2015

•	Invested $263.8 million in 97 properties with an aggregate 732,000 square feet of gross leasable area at an initial cash yield of 7.2%

•	Sold five properties for $8.2 million producing $1.9 million of gains on sales, net of income tax

•	Raised $38.2 million in net proceeds from the issuance of 1,045,972 common shares

•	Results include $1.95 million of rental revenue from a 2013 tenant default settlement

Highlights for the nine months ended September 30, 2015:

•	FFO per share increased 8.5% over prior year results

•	Recurring FFO per share increased 9.2% over prior year results

•	AFFO per share increased 9.0% over prior year results

•	Invested $566.8 million in 190 properties with an aggregate 2,183,000 square feet of gross leasable area at an initial cash yield of 7.2%

•	Sold 14 properties for $33.6 million producing $9.1 million of gains on sales, net of income tax and noncontrolling interest

•	Raised $125.6 million in net proceeds from the issuance of 3,253,116 common shares

In October 2015, the company issued $400 million of 4.00% senior unsecured notes due 2025. The notes were offered at 99.759% of the principal amount with a yield to maturity of 4.029%. The company received approximately $395.3 million of net proceeds in connection with the issuance of the notes, which were partially used to repay outstanding indebtedness under the line of credit facility.

FFO guidance for 2015 was increased from a range of $2.16 to $2.19 to a range of $2.20 to $2.23 per share before any impairment expense. The 2015 AFFO is estimated to be $2.25 to $2.28 per share. The FFO guidance equates to net earnings before any gains or losses from the sale of real estate of $1.19 to $1.22 per share, plus $1.01 per share of expected real estate depreciation, amortization and impairments. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

The company also announced 2016 FFO guidance of $2.28 to $2.34 per share and estimated 2016 AFFO to be $2.33 to $2.39 per share. This FFO guidance equates to net earnings before any gains or losses from the sale of real estate and impairment charges of $1.31 to $1.37 per share plus $0.97 per share of expected real estate related depreciation and amortization. The guidance is based on current plans, assumptions, and estimates and is subject to the risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer, commented: "We are pleased with the excellent acquisition activity we have achieved thus far this year.  Our strong balance sheet will allow us to continue to take advantage of the attractive deals that we are sourcing.  As a result, we are optimistic that 2016 will be another good year for NNN with consistent growth in per share results."

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of September 30, 2015, the company owned 2,231 properties in 47 states with a gross leasable area of approximately 24.5 million square feet and with a weighted average remaining lease term of 11.5 years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on November 3, 2015, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. These statements generally are characterized by the use of terms such as "believe," "expect," "intend," "may," "estimated," or other similar words or expressions. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, risks related to the company's status as a REIT and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-Q with the SEC for the quarter and nine months ended September 30, 2015. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance.

The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Income Statement Summary

Revenues:
Rental and earned income	$118,889	$105,617	$344,177	$306,593
Real estate expense reimbursement from tenants	3,469	3,323	10,307	9,783
Interest and other income from real estate transactions	345	452	721	1,786
Interest income on commercial mortgage residual interests	440	464	1,332	1,370
	123,143	109,856	356,537	319,532

Operating expenses:
General and administrative	8,643	8,046	25,078	24,807
Real estate	4,782	4,583	14,199	13,669
Depreciation and amortization	33,607	29,768	99,950	85,787
Impairment – commercial mortgage residual interests valuation	53	21	481	256
Impairment losses, net of recoveries	(3)	77	3,711	562
	47,082	42,495	143,419	125,081

Other expenses (revenues):
Interest and other income	(20)	(87)	(67)	(245)
Interest expense	21,996	21,641	65,460	63,681
Real estate acquisition costs	199	961	894	1,188
	22,175	22,515	66,287	64,624

Income tax expense	(545)	(372)	(491)	(721)

Earnings from continuing operations	53,341	44,474	146,340	129,106

Earnings from discontinued operations, net of income tax expense	—	142	—	124
Earnings before gain on disposition of real estate, net of income tax expense	53,341	44,616	146,340	129,230

Gain on disposition of real estate, net of income tax expense	1,914	3,356	9,145	8,166

Earnings including noncontrolling interests	55,255	47,972	155,485	137,396

Earnings attributable to noncontrolling interests:
Continuing operations	(57)	(32)	(120)	(552)

Net earnings attributable to NNN	55,198	47,940	155,365	136,844
Series D preferred stock dividends	(4,762)	(4,762)	(14,285)	(14,285)
Series E preferred stock dividends	(4,097)	(4,097)	(12,291)	(12,291)
Net earnings available to common stockholders	$46,339	$39,081	$128,789	$110,268

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Weighted average common shares outstanding:
Basic	133,893	124,554	132,950	122,884
Diluted	134,246	125,045	133,306	123,366

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.34	$0.31	$0.96	$0.89
Net earnings	$0.34	$0.31	$0.96	$0.89

Diluted:
Continuing operations	$0.34	$0.31	$0.96	$0.89
Net earnings	$0.34	$0.31	$0.96	$0.89

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$46,339	$39,081	$128,789	$110,268
Real estate depreciation and amortization:
Continuing operations	33,513	29,707	99,626	85,605
Discontinuing operations		3		3
Gain on disposition of real estate, net of income tax and noncontrolling interest	(1,914)	(3,499)	(9,092)	(7,801)
Impairment losses – depreciable real estate, net of recoveries and income tax	2	77	2,550	625
Total FFO adjustments	31,601	26,288	93,084	78,432
FFO available to common stockholders	$77,940	$65,369	$221,873	$188,700

FFO per common share:
Basic	$0.58	$0.52	$1.67	$1.54
Diluted	$0.58	$0.52	$1.66	$1.53

Recurring Funds from Operations Reconciliation:
Net earnings available to common stockholders	$46,339	$39,081	$128,789	$110,268
Total FFO adjustments	31,601	26,288	93,084	78,432
FFO available to common stockholders	77,940	65,369	221,873	188,700

Impairment – commercial mortgage residual interests valuation	53	21	481	256
Impairment losses – non-depreciable real estate	—	—	156	—
Total Recurring FFO adjustments	53	21	637	256
Recurring FFO available to common stockholders	$77,993	$65,390	$222,510	$188,956

Recurring FFO per common share:
Basic	$0.58	$0.52	$1.67	$1.54
Diluted	$0.58	$0.52	$1.67	$1.53

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$46,339	$39,081	$128,789	$110,268
Total FFO adjustments	31,601	26,288	93,084	78,432
Total Recurring FFO adjustments	53	21	637	256
Recurring FFO available to common stockholders	77,993	65,390	222,510	188,956

Straight line accrued rent	179	(296)	161	(1,414)
Net capital lease rent adjustment	270	346	946	1,013
Below market rent amortization	(675)	(680)	(2,375)	(1,939)
Stock based compensation expense	2,434	2,281	7,210	6,774
Capitalized interest expense	(685)	(397)	(1,633)	(1,318)
Total AFFO adjustments	1,523	1,254	4,309	3,116
AFFO available to common stockholders	$79,516	$66,644	$226,819	$192,072

AFFO per common share:
Basic	$0.59	$0.54	$1.71	$1.56
Diluted	$0.59	$0.53	$1.70	$1.56

Other Information:
Percentage rent	$331	$177	$628	$489
Amortization of debt costs	$719	$713	$2,142	$2,066
Scheduled debt principal amortization (excluding maturities)	$390	$271	$1,209	$825
Non-real estate depreciation expense	$100	$66	$340	$199

National Retail Properties, Inc. (in thousands) (unaudited)

	September 30, 2015	December 31, 2014
Balance Sheet Summary

Assets:
Cash and cash equivalents	$2,615	$10,604
Receivables, net of allowance	2,020	3,013
Mortgages, notes and accrued interest receivable, net of allowance	10,427	11,075
Real estate portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization	5,163,123	4,716,368
Accounted for using the direct financing method	14,850	16,974
Real estate held for sale	3,593	6,707
Commercial mortgage residual interests	10,974	11,626
Accrued rental income, net of allowance	25,087	25,659
Debt costs, net of accumulated amortization	14,386	16,453
Other assets	102,160	108,235
Total assets	$5,349,235	$4,926,714

Liabilities:
Line of credit payable	$282,400	$—
Mortgages payable, including unamortized premium	24,527	26,339
Notes payable, net of unamortized discount	1,715,679	1,714,715
Accrued interest payable	29,513	17,396
Other liabilities	131,930	85,172
Total liabilities	2,184,049	1,843,622

Stockholders' equity:
Preferred stockholders' equity (stated liquidation value)	575,000	575,000
Common stockholders' equity	2,589,782	2,507,515
Total stockholders' equity of NNN	3,164,782	3,082,515
Noncontrolling interests	404	577
Total equity	3,165,186	3,083,092

Total liabilities and equity	$5,349,235	$4,926,714

Common shares outstanding	135,485	132,010

Gross leasable area, Property Portfolio (square feet)	24,451	22,479

National Retail Properties, Inc. Debt Summary As of September 30, 2015 (in thousands) (unaudited)
Unsecured Debt	Principal	Principal, Net of Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$282,400	$282,400	L + 92.5 bps	1.119%	January 2019

Unsecured notes payable:
2015	150,000	149,989	6.150%	6.185%	December 2015
2017	250,000	249,769	6.875%	6.924%	October 2017
2021	300,000	297,243	5.500%	5.689%	July 2021
2022	325,000	321,338	3.800%	3.985%	October 2022
2023	350,000	347,966	3.300%	3.388%	April 2023
2024	350,000	349,374	3.900%	3.924%	June 2024
Total	1,725,000	1,715,679

Total unsecured debt	$2,007,400	$1,998,079

Note: October 2015, the company issued $400 million of 4.00% notes payable due 2025 with an effective interest rate of 4.029%.

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$14,693	5.230%	July 2023
Mortgage(1)	5,964	5.750%	April 2016
Mortgage(1)	2,834	6.400%	February 2017
Mortgage	1,035	6.900%	January 2017
	$24,526
(1) Includes unamortized premium

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

		As of September 30,
	Line of Trade	2015(1)	2014(2)
1.	Convenience stores	16.8%	18.8%
2.	Restaurants – full service	11.2%	9.1%
3.	Restaurants – limited service	7.0%	6.6%
4.	Automotive service	6.9%	7.2%
5.	Family entertainment centers	5.4%	5.2%
6.	Theaters	5.1%	4.7%
7.	Automotive parts	4.3%	4.8%
8.	Health and fitness	3.6%	4.0%
9.	Recreational vehicle dealers, parts and accessories	3.6%	3.2%
10.	Banks	3.5%	3.8%
11.	Sporting goods	3.3%	3.5%
12.	Wholesale clubs	2.7%	2.9%
13.	Drug stores	2.4%	2.5%
14.	Consumer electronics	2.2%	2.5%
15.	Medical service providers	2.2%	1.9%
16.	Travel plazas	2.2%	1.9%
17.	Grocery	2.0%	1.2%
18.	Home furnishings	1.9%	1.8%
19.	Home improvement	1.8%	2.4%
20.	General merchandise	1.5%	1.6%
	Other	10.4%	10.4%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	19.8%	6.	Georgia	4.6%
2.	Florida	9.3%	7.	Virgina	3.9%
3.	North Carolina	5.3%	8.	Indiana	3.9%
4.	Ohio	5.2%	9.	Pennsylvania	3.0%
5.	Illinois	4.8%	10.	Tennessee	2.9%

(1)	Based on the annualized base rent for all leases in place as of September 30, 2015.

(2)	Based on the annualized base rent for all leases in place as of September 30, 2014.

National Retail Properties, Inc.
Property Portfolio

Top Tenants (> 2.0%)

	Properties	% of Total (1)
Sunoco	125	6.1%
Mister Car Wash	87	4.2%
Couche-Tard (Pantry)	86	3.7%
Camping World	32	3.6%
7-Eleven	77	3.6%
LA Fitness	25	3.6%
SunTrust	121	3.3%
AMC Theatre	16	3.0%
Chuck E. Cheese's	53	2.8%
BJ's Wholesale Club	7	2.7%
Frisch's Restaurant	74	2.5%
Gander Mountain	12	2.3%
Bell American (Taco Bell)	78	2.3%
Best Buy	19	2.2%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area (3)		% of Total(1)	# of Properties	Gross Leasable Area (3)
2015	0.3%	11	132,000	2021	4.5%	112	1,142,000
2016	1.1%	27	434,000	2022	5.8%	96	1,143,000
2017	3.1%	53	1,088,000	2023	2.5%	55	903,000
2018	6.4%	184	1,646,000	2024	2.7%	49	767,000
2019	3.5%	80	1,119,000	2025	5.4%	131	982,000
2020	4.3%	135	1,537,000	Thereafter	60.4%	1,270	13,116,000

(1)	Based on the annual base rent of $475,980,000, which is the annualized base rent for all leases in place as of September 30, 2015.

(2)	As of September 30, 2015, the weighted average remaining lease term is 11.5 years.

(3)	Square feet.